UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 18, 2014

Burlington Stores, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-36107 (Commission File Number)	80-0895227 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant's telephone number, including area code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed by Burlington Stores, Inc. (the "Company") with the Securities and Exchange Commission on July 24, 2014 (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Company's annual meeting of stockholders held on July 18, 2014 (the "Annual Meeting"). The sole purpose of this amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers. No other changes have been made to the Original Form 8-K.
Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, the Company's stockholders approved by a majority of the votes cast at the Annual Meeting, on an advisory basis, the holding of an advisory, non-binding vote to approve the compensation of the Company's named executive officers ("Say-on-Pay vote") annually. In light of this vote, the Company's Board of Directors has determined that the Company will hold a Say-on-Pay vote every year until the next required vote on the frequency of future Say-on-Pay votes is held at the Company's annual meeting of stockholders in 2020, or until the Board of Directors otherwise determines that a different frequency for holding such Say-on-Pay votes is in the best interests of the Company's stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

  Date: September 18, 2014